EXECUTION VERSION	EXHIBIT 1.1

Underwriting Agreement

New York, New York

To the Underwriters

named in Schedule II hereto

Ladies and Gentlemen:

Masco Corporation, a Delaware corporation (the “Company”), proposes to issue its Securities described in Schedule I hereto (the “Securities”) to be issued pursuant to the provisions of the Indenture relating thereto listed in Schedule I hereto (the “Indenture”), between the Company and the Trustee named in Schedule I hereto (the “Trustee”). The Company has filed with the Securities and Exchange Commission (the “Commission”), an automatic shelf registration statement (the file number of which is set forth in Schedule I hereto), including a prospectus, relating to the Securities, which registration statement became effective upon filing under Rule 462(e) under the Securities Act of 1933, as amended (the “Act”). The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Act, is hereinafter referred to as the “Registration Statement,” and the prospectus as amended to the date of this Agreement (other than as amended by prospectus supplements relating to securities other than the Securities) (the “Base Prospectus”) and as amended by a prospectus supplement (the “Prospectus Supplement”) relating to the Securities to be filed pursuant to Rule 424 under the Act, is hereinafter referred to as the “Prospectus” (including in each case documents incorporated by reference). The term “preliminary prospectus” means a preliminary prospectus supplement (including any amendments or supplements thereto) specifically relating to the Securities, together with the Base Prospectus. The term “free writing prospectus” has the meaning set forth in Rule 405 under the Act. The term “issuer free writing prospectus” has the meaning set forth in Rule 433 under the Act. The time when sales of Securities are first made is referred to as the “Time of Sale.” The term Time of Sale Prospectus means the Base Prospectus and preliminary prospectus, if any, together with any term sheet as set forth in Schedule IV hereto. As used herein, the terms “Registration Statement,” “Base Prospectus,” “Prospectus,” “preliminary prospectus” and “Time of Sale Prospectus” shall include in each case the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment” and

“amend” as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Base Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

I.

The Company hereby agrees to sell to the several Underwriters named in Schedule II hereto (the “Underwriters”), and the Underwriters, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agree to purchase from the Company, severally and not jointly, the principal amounts of Securities set forth opposite their names in Schedule II hereto, less their respective amounts, if any, of Contract Securities (as hereinafter defined), determined as provided below, at the respective purchase prices set forth in Schedule II hereto, plus accrued interest, if any, from the date set forth in Schedule I hereto to the date of payment and delivery. Securities to be purchased by the Underwriters are hereinafter called “Underwriters’ Securities.” Securities to be purchased pursuant to delayed delivery contracts as herein provided are hereinafter called “Contract Securities.”

If so indicated in Schedule I hereto, the Company hereby authorizes the Underwriters to solicit offers to purchase Contract Securities on the terms and subject to the conditions set forth herein pursuant to delayed delivery contracts substantially in the form of Schedule III attached hereto but with such changes therein as the Company may authorize or approve (“Delayed Delivery Contracts”). Delayed Delivery Contracts are to be with institutional investors approved by the Company and of the types set forth in the Prospectus. The aggregate principal amount of Contract Securities shall not exceed the amount set forth in Schedule I hereto. On the Closing Date (as defined in Article III hereof) the Company will pay to you as compensation, for the accounts of the Underwriters, the fees specified in Schedule I hereto in respect of all Contract Securities. The Underwriters may pay to dealers the commission specified in Schedule I hereto in respect of Securities for which Delayed Delivery Contracts are arranged by such dealers. The Underwriters will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts.

The deduction for the Contract Securities referred to in the first paragraph of this Article I shall become effective upon execution and delivery by the Company and the several institutional investors of the Delayed Delivery Contracts, and such deduction shall be in the amount which shall bear the same proportion to the total principal amount of Contract Securities as the principal amount of Underwriters’ Securities set forth opposite the name of the respective Underwriter bears to the aggregate principal amount of Underwriters’ Securities set forth in Schedule I hereto, except to the extent that you determine that such deduction shall be otherwise than in such proportions and so advise the Company in writing.

II.

The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Underwriters’ Securities as soon after this Agreement is entered into as in your judgment is advisable (unless the timing of the offering is otherwise described in Schedule I hereto). The terms of the public offering of the Underwriters’ Securities are as specified in Schedule I hereto.

III.

Payment for the Underwriters’ Securities shall be made by wire transfer of immediately available funds to an account specified by the Company, on the date and at the time specified in Schedule I hereto, upon delivery to you for the respective accounts of the several Underwriters of the Underwriters’ Securities registered in such names and in such denominations as you shall request in writing not later than 1:30 P.M., New York City time on the second business day prior to the date of delivery. The time and date of such payment and delivery are herein referred to as to the Closing Date.

IV.

The several obligations of the Underwriters hereunder are subject to the following conditions:

(a) No stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or be threatened by the Commission and there shall have been no material adverse change (not in the ordinary course of business) in the condition of the Company and its subsidiaries taken as a whole from that set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus; and you shall have received on the Closing Date a certificate, dated the Closing Date and signed by the Chairman of the Board, the President or a Vice President of the Company, to the foregoing effect. The officer making such certificate may rely upon the best of his knowledge as to proceedings pending or threatened.

(b) Subsequent to the Time of Sale, there shall not have been any decrease in the rating of any of the Company’s debt securities by Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services or any public notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(c) You shall have received on the Closing Date an opinion dated the Closing Date, satisfactory to you and counsel for the Underwriters, of Kenneth G. Cole, Vice President, General Counsel and Secretary of the Company, to the effect that:

(i) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is authorized by its certificate of incorporation to transact the business in which it is engaged and is duly registered and qualified to conduct the business in which it is engaged and is in good standing in each jurisdiction in which its failure so to register or qualify would materially adversely affect the business results, results of operations or financial condition of the Company and its subsidiaries, taken as a whole;

(ii) all the outstanding shares of capital stock of Masco Corporation of Indiana, Behr Holdings Corporation and Masco Services Group Corp. have been duly authorized and validly issued and are fully paid and non-assessable; and all such outstanding shares of capital stock are owned directly or indirectly by the Company free and clear of all liens or encumbrances;

(iii) the Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company in accordance with its terms and has been qualified under the Trust Indenture Act of 1939, as amended;

(iv) the Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement (or, in the case of Contract Securities, by institutional investors pursuant to Delayed Delivery Contracts), will be valid and binding obligations of the Company and will be entitled to the benefits of the Indenture;

(v) this Agreement has been duly authorized, executed and delivered by the Company;

(vi) the Delayed Delivery Contracts, if any, have been duly authorized, executed and delivered by the Company and are valid and binding agreements of the Company in accordance with their terms;

(vii) no authorization, consent or approval of, or registration or filing with, any governmental or public body or regulatory authority is required on the part of the Company for the issuance of the Securities in accordance with the provisions of the Indenture or the sale of the Securities pursuant to this Agreement, or for the performance by the Company of its obligations under the Securities, other than registration of the Securities under the Act, qualification of the Indenture under the Trust Indenture Act of 1939, as amended, and compliance with the securities or Blue Sky laws of various jurisdictions;

(viii) the execution and delivery of the Indenture and this Agreement, the issuance of the Securities in accordance with the provisions of the Indenture and the sale of the Securities pursuant to this Agreement and the performance by the Company of its obligations under the Securities do not result in any violation by the Company of any of the terms or provisions of any law or regulation, or of the certificate of incorporation or Bylaws of the Company, or, to the knowledge of such counsel, of any indenture, mortgage or other agreement or instrument by which the Company or any of its subsidiaries is bound;

(ix) the statements contained in the Time of Sale Prospectus and the Prospectus under the captions “Description of Debt Securities” and “Description of Notes” (and “Delayed Delivery Arrangements,” if any), insofar as such statements constitute summaries of the documents or matters referred to therein, fairly present the information called for with respect to such documents or matters;

(x) the Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Act. The Company has not made any offer relating to the Securities that would constitute a free writing prospectus other than the issuer free writing prospectus containing substantially the same terms as provided for in Schedule IV hereto. Any such free writing prospectus as of its issue date complied in all material respects with the requirements of the Act and the rules and regulations thereunder and was filed with the Commission in accordance with the Act (to the extent required pursuant to Rule 433(d) thereunder);

(xi) (A) at the time of the initial filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act and (D) at the date hereof, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405 under the Act), including not having been and not being an “ineligible issuer” (as defined in Rule 405 under the

Act). The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405 under the Act), and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on an automatic shelf registration statement. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Act objecting to the use of the automatic shelf registration statement form;

(xii) such counsel does not know of any legal or governmental proceeding required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus which is not described as required, nor of any material contract or other material document required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required;

(xiii) the Registration Statement and the Prospectus and any amendment or supplement thereto (except for the financial statements and other statistical and financial data included therein and except for supplements relating only to securities other than the Securities, as to which such counsel need not express an opinion) comply as to form in all material respects with the requirements of the Act, and such counsel has no reason to believe (A) that (except as aforesaid and except for the Statements of Eligibility on Form T-1 furnished by the Trustees and filed as exhibits to the Registration Statement) the Registration Statement, as of the date each part of the Registration Statement at the time such part became effective as to such Underwriter and as of the date of the Prospectus Supplement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) that (except for the financial statements and other statistical and financial data included therein and except for supplements relating only to securities other than the Securities, as to which such counsel need not express an opinion) the Time of Sale Prospectus, as of the Time of Sale, or the Prospectus, as of its date and as of the Closing Date, contained any untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(xiv) the documents incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus and any supplements or amendments thereto (except for the financial statements and other statistical and financial data included therein as to which such counsel need not express an opinion) complied when so filed as to form in all material respects with the Exchange Act and the rules and regulations thereunder.

In rendering such opinion (A) such counsel may rely to the extent such counsel deems appropriate on the opinion of other counsel reasonably satisfactory to you and (B) with respect to clauses (xii) and (xiii) of this paragraph (b), such counsel may state that his opinion and belief is based upon his participation in the preparation of the Registration Statement, the Time of Sale Prospectus, and the Prospectus and any amendment and supplement thereto and review and discussion of the contents thereof, but without independent check or verification except as specified in such opinion.

(d) You shall have received on the Closing Date an opinion, dated the Closing Date, of Davis Polk & Wardwell LLP, counsel for the Underwriters, as to the matters referred to in clauses (iii), (iv), (v), (ix) and (xiii) of the foregoing paragraph (b), provided that with respect to clause (xiii) of the foregoing paragraph (b) such counsel may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus, and the Prospectus and any amendments or supplements thereto (other than documents incorporated by reference) and review and discussion of the contents thereof (including documents incorporated by reference), but without independent check or verification except as specified in such opinion.

(e) On the pricing date and on the Closing Date, you shall have received letters addressed to you and dated the respective dates of delivery thereof, of PricewaterhouseCoopers LLP, an independent registered public accounting firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement, the Time of Sale Prospectus, and the Prospectus.

(f) The Company shall not have failed on or prior to the Closing Date to have performed or complied with any of the agreements herein contained and required to be performed or complied with by it on or prior to the Closing Date, and all of the representations and warranties of the Company contained herein shall be true and correct in all material respects on and as of the date hereof and as of the Closing Date as if made on and as of the Closing Date.

V.

In further consideration of the agreements of the Underwriters herein contained, the Company covenants as follows:

(a) To furnish to each of you without charge two copies of the Registration Statement (including exhibits and documents incorporated by reference) and, during the period mentioned in paragraph (c) below, as many copies of the Time of Sale Prospectus and the Prospectus and any amendments or supplements thereto prepared pursuant to paragraph (c) below as you may reasonably request.

(b) To prepare and file (or mail for filing) with the Commission pursuant to Rule 424 under the Act, as promptly as practicable after the execution of this Agreement, a prospectus supplement setting forth such information as is necessary so that the Prospectus, when delivered to a purchaser of the Securities, will comply with law and, before amending the Registration Statement or supplementing the Time of Sale Prospectus or the Prospectus with respect to the Securities, to furnish you a copy of each such proposed amendment or supplement.

(c) If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances existing at the time, not misleading, or if any event shall occur as a result of which any free writing prospectus included as part of the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, the Company shall forthwith prepare and furnish, at its expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company), either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances existing at the time, be misleading or so that any free writing prospectus which is included as part of the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement.

(d) If, during such period after the first date of the public offering of the Securities as in the opinion of your counsel a prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer (including in circumstances where no physical delivery is required pursuant to Rule 172), any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare, file with the Commission (if required) and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you shall furnish to the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(e) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to pay all expenses (including fees and disbursements of counsel) in connection with such qualification and in connection with the determination of the eligibility of the Securities for investment under the laws of such jurisdictions as you may designate; provided that the Company shall not be required to qualify to do business in any jurisdiction where it is not now qualified or to take any action which would make it subject to general or unlimited service of process in any jurisdiction where it is not now so subject.

(f) To make generally available to its security holders as soon as practicable an earnings statement (which need not be audited) covering a twelve-month period beginning with the first calendar quarter after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Act.

(g) To notify you not less than 48 hours prior to the Closing Date of the principal amount of Contract Securities.

(h) Not to offer, sell, contract to sell or otherwise dispose of for cash any debt securities of the Company substantially similar to the Securities during the period beginning on the date of this Agreement as indicated on Schedule I hereto and continuing to and including the Closing Date, without your prior written consent.

VI.

The Company represents and warrants to each Underwriter that:

(a) each document filed by the Company pursuant to the Exchange Act which is incorporated by reference in the Time of Sale Prospectus or the Prospectus complied when so filed in all material respects with the Exchange Act and the rules and regulations thereunder, and each document, if any, hereafter filed and so incorporated by reference in the Time of Sale Prospectus or the Prospectus will comply when so filed in all material respects with the Exchange Act and such rules and regulations;

(b) the Registration Statement, the Time of Sale Prospectus and the Prospectus comply, and the Registration Statement, the Time of Sale Prospectus and the Prospectus (and any amendments and supplements thereto, other than supplements relating only to securities other than the Securities) will on the Closing Date comply, in all material respects with the Act and the applicable rules and regulations of the Commission thereunder;

(c) each preliminary prospectus, if any, relating to the Securities filed pursuant to Rule 424 under the Act complied when so filed in all material respects with the Act and the applicable rules and regulations thereunder;

(d) each part of the Registration Statement at the time such part became effective and as of the date of the Prospectus Supplement did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Time of Sale Prospectus, as of the Time of Sale, did not and on the Closing Date, will not, and each electronic road show, if any, when taken together as a whole with the Time of Sale Prospectus, did not and on the Closing Date, will not, and the Prospectus (as amended or supplemented, other than by supplements relating only to securities other than the Securities), as of its date, did not, and on the Closing Date, will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that these representations and warranties do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information furnished to the Company in writing by or on behalf of any Underwriter expressly for use therein or contained in the Statement of Eligibility on Form T-1 furnished by the Trustee and filed as an exhibit to the Registration Statement;

(e) the Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (1) transactions are executed in accordance with management’s general or specific authorization; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and except as described in the Prospectus, (I) since December 31, 2014, nothing has come to the attention of management that would lead management to believe that a material weakness has existed at any time thereafter, and (II) since December 31, 2014, nothing has come to the attention of management that would lead management to believe that a change has occurred which has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(f) the Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and the Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act;

(g) the Company and each of its “Significant Subsidiaries” (as defined in Rule 1-02 of Regulation S-X under the Exchange Act) have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have received extensions thereof and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a material adverse effect on the Company and its subsidiaries taken as a whole, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its Significant Subsidiaries which has had (nor does the Company have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its Significant Subsidiaries and which could reasonably be expected to have) a material adverse effect on the Company and its subsidiaries taken as a whole;

(h) neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that could result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder or the U.K. Bribery Act 2010 or similar law of any other relevant jurisdiction; and the Company has instituted and maintained policies and procedures designed to ensure compliance therewith;

(i) the operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened which could reasonably be expected to be determined adversely to the Company or its subsidiaries;

(j) neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries (i) is currently subject to any sanctions administered or imposed by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, or the United Kingdom (including sanctions administered or controlled by Her Majesty’s Treasury) (collectively, “Sanctions” and such persons, “Sanction Persons”) or (ii) will use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person in any manner that to the Company’s knowledge at the time of such funding will result in a violation of any economic Sanctions by, or could result in the imposition of Sanctions against, any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise);

(k) neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries, is a person that is, or is 50% or more owned or otherwise controlled by a person that is: (i) the subject of any Sanctions; or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (currently, Cuba, Iran, North Korea, Sudan, and Syria) (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”);

(l) except as has been disclosed to the Underwriters or is not material to the analysis under any Sanctions, neither the Company nor any of its subsidiaries has engaged in any dealings or transactions with, or, to the Company’s knowledge, for the benefit of, a Sanctioned Person, or with or in a Sanctioned Country, in the preceding 3 years;

(m) except as disclosed in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, neither the Company nor any of its subsidiaries: (i) is in violation of, or to the knowledge of the Company has liability or obligations under, any statute, common law, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, or is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iii) is subject to any claim relating to any Environmental Laws, nor is the Company aware of any pending investigation or any event or condition that would reasonably be expected to result in any such claim, except where any of the foregoing would not, individually or in the aggregate, have a material adverse effect on the business results, financial condition or results of operations of the Company and its subsidiaries taken as a whole;

(n) neither the Company nor any of its Significant Subsidiaries is in violation of its charter or by-laws or similar organizational documents, and none of them is (i) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such entity is a party or by which it is bound or to which any of its property or assets is subject; or (ii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in any case, for any such default or violation that would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries taken as a whole; and

(o) the Company, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, “Investment Company Act”).

The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not an agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

The Company agrees that, unless it has or shall have obtained the prior written consent of the representatives set forth in Schedule I hereto (the “Representatives”), and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an issuer free writing prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than a free writing prospectus containing the information contained in the final term sheet, as set forth in Schedule IV hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectus included in Schedule IV hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an issuer free writing prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record-keeping.

The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers and employees of each Underwriter and each person, if any, controlling any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any and all losses, claims, damages, liabilities and reasonable expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Time of Sale Prospectus (as amended or supplemented), any issuer free writing prospectus (taken together as a whole with the information in the Time of Sale Prospectus) or the Prospectus, or in any amendment or supplement thereto, or in any preliminary prospectus or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any such untrue statement or omission or allegation thereof which has been made therein or omitted therefrom in reliance upon and in conformity with information (a) furnished in writing to the Company by or on behalf of any Underwriter expressly for use therein or (b) contained in the Statement of Eligibility and Qualification on Form T-1 furnished by the Trustee and filed as an exhibit to the Registration Statement.

If any action or claim shall be brought or asserted against any Underwriter or any director, officer or employee of any Underwriter or any person so controlling an Underwriter in respect of which indemnity may be sought from the Company, such Underwriter, director, officer or employee or controlling person shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel and the payment of all expenses. Any Underwriter or any such director, officer or employee or controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such director, officer, employee or controlling person unless (a) the employment thereof has been specifically authorized by the Company in writing, (b) the Company has failed to assume the defense and employ counsel or (c) the named parties to any such action (including any impleaded parties) include both such Underwriter or such director, officer or employee or controlling person and the Company and such Underwriter or such director, officer or employee or controlling person shall have been advised by such counsel that there are one or more material legal defenses available to it which are different from or additional to those available to the Company (in which case the Company shall not have the right to assume the defense of such action on behalf of such Underwriter or such director, officer or employee or controlling person, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (other than local counsel, if required), at any time for all such Underwriters, directors, officers or employees and controlling persons, which firm shall be designated in writing by you, and that all such reasonable fees and expenses shall be reimbursed as they are incurred). The Company shall not be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with the written consent of the Company, or if there be a final judgment for the plaintiff in any such action, the Company agrees to indemnify and hold harmless any Underwriter and any such director, officer or employee or controlling person from and against any loss or liability by reason of such settlement or judgment.

Each Underwriter agrees to indemnify and hold harmless the Company and its directors, officers and employees and each person, if any, controlling any such person within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent in the foregoing indemnity from the Company to each Underwriter, but only with respect to information relating to such Underwriter furnished to the Company in writing by it, or on its behalf, expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, the Prospectus, or in any amendment or supplement thereto. In case any action or claim shall be brought against the Company or its directors, officers or employees or any such controlling person in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company or its directors, officers or employees or any such controlling person shall have the rights and duties given to the Underwriters by the preceding paragraph. The Underwriters shall not be liable for any settlement of any such action effected without their written consent (which consent shall not be unreasonably withheld or delayed), but if settled with the written consent of the Underwriters, or if there be a final judgment for the plaintiff in any such action, the Underwriters agree to indemnify and hold harmless the Company and such directors, officers, or employees or controlling persons from and against any loss or liability by reason of such settlement or judgment.

If the indemnification provided for in this Article VI is unavailable to an indemnified party under the fourth or sixth paragraph of this Article VI in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (a) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (b) if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of Securities (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Article VI were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with defending any such action or claim. Notwithstanding the provisions of this Article VI, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Article VI are several in proportion to their respective underwriting obligations and not joint.

The indemnity and contribution agreements contained in this Article VI and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (a) any investigation made by or on behalf of any person, (b) acceptance of any Securities and payment therefor hereunder and (c) any termination of this Agreement. A successor of any Underwriter or of the Company or of its directors and officers or of any such controlling person, as the case may be, shall be entitled to the benefits of the indemnity, reimbursement and contribution agreements contained in this Article VI.

VII.

In the event that on or prior to the Closing Date, (a) trading on the New York Stock Exchange or the NYSE MKT shall have been wholly suspended, (b) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required on the New York Stock Exchange or the NYSE MKT, by the New York Stock Exchange or the NYSE MKT or by order of the Commission or any other governmental authority having jurisdiction, (c) a banking moratorium shall have been declared by Federal or New York authorities, (d) a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States or (e) an outbreak or escalation of hostilities or a declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred since the execution of this Agreement which, in your judgment, makes it impractical or inadvisable to proceed with the completion of the sale of or any payment for the Securities, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or any time prior to, the Closing Date by you, without liability on the part of any Underwriter to the Company. Notice of such cancellation may be given to the Company by telegraph or telephone but shall be subsequently confirmed by letter.

VIII.

If any of you shall fail or refuse to purchase Underwriters’ Securities which you have agreed to purchase hereunder, and the aggregate principal amount of Underwriters’ Securities which such defaulting Underwriter agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Securities, the other Underwriters shall be obligated, in the proportions which the principal amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Securities, or in such other proportions as you may specify, to purchase the Underwriters’ Securities which such defaulting Underwriter agreed but failed or refused to purchase; provided, that in no event shall the principal amount of Securities which any Underwriter has agreed to purchase pursuant to Article I of this Agreement be increased pursuant to this paragraph by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If any of you shall fail or refuse to purchase Underwriters’ Securities and the aggregate principal amount of Underwriters’ Securities with respect to which such default occurs is more than said one-tenth of the aggregate principal amount of Securities and arrangements satisfactory to you and the Company for the purchase of such Underwriters’ Securities are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the transactions contemplated hereby.

The Agreement herein set forth has been and is made solely for the benefit of the several Underwriters and the Company and of the controlling persons, directors and officers referred to in Article VI hereof and their respective successors and assigns or personal representatives, and no other person shall acquire or have any right under or by virtue of this Agreement. The terms “successor” or “successors and assigns” as used in this Agreement shall not include a purchaser of any of the Securities from any of the several Underwriters in his or its status as such purchaser.

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

MASCO CORPORATION

By:	/s/ John G. Sznewajs
Name:	John G. Sznewajs
Title:	Vice President, Treasurer and Chief Financial Officer

[Signature Page to Underwriting Agreement]

Accepted, as of the date set

forth in Schedule I hereto

Acting on behalf of themselves and

the several Underwriters named in Schedule II hereto.

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
Name:	Adam D. Bordner
Title:	Vice President

DEUTSCHE BANK SECURITIES INC.

By:	/s/ John Han
Name:	John Han
Title:	Director

By:	/s/ Lourdes M. Solis
Name:	Lourdes M. Solis
Title:	Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Stephen L. Sheiner
Name:	Stephen L. Sheiner
Title:	Executive Director

RBC CAPITAL MARKETS, LLC

By:	/s/ Paul Nagle
Name:	Paul Nagle
Title:	Managing Director

SUNTRUST ROBINSON HUMPHREY, INC.

By:	/s/ Robert Nordlinger
Name:	Robert Nordlinger
Title:	Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriting Agreement dated March 17, 2015
Registration Statement No. 333-186766
Representatives and addresses:	Citigroup Global Markets Inc. 388 Greenwich Street New York, NY 10013

Deutsche Bank Securities Inc. 60 Wall Street New York, NY 10005

J.P. Morgan Securities LLC 383 Madison Avenue New York, NY 10179

RBC Capital Markets, LLC 200 Vesey Street New York, NY 10281

SunTrust Robinson Humphrey, Inc. 333 Peachtree Road 8th Floor Atlanta, GA 30326
Certain Terms of the Securities

Title of Securities:	4.450% Notes due 2025

Principal Amount of Securities:	$500,000,000

Title of Indenture:	Indenture dated as of February 12, 2001 as amended and supplemented by the Supplemental Indenture dated as of November 30, 2006 between Masco Corporation and The Bank of New York Mellon Trust Company, N.A.

Trustee:	The Bank of New York Mellon Trust Company, N.A.

Maturity:	April 1, 2025

Interest Rate:	4.450% per annum

Redemption Provisions:	The Securities will be redeemable at the option of the Company at any time, in whole or in part, at the “Redemption Price.” Prior to January 1, 2025 (three months prior to the maturity of the Securities), the Redemption Price is the greater of (i) 100% of the principal amount of such Securities, and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon that would be due if such bonds matured on January 1, 2025 but for the redemption (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis at the Treasury Rate plus 40 basis points. On and after January 1, 2025 (three months prior to the maturity of the Securities), the Redemption Price will equal 100% of the principal amount of such Securities. In each case described in this paragraph, the Redemption Price will include accrued and unpaid interest thereon to the date of redemption.

Interest Payment Dates:	April 1 and October 1, commencing October 1, 2015

Change of Control Put:	The Securities will be subject to a change of control repurchase event as set forth in the preliminary prospectus dated March 17, 2015 relating to the Securities.

Other principal terms, if any:	The Securities will be subject to defeasance and covenant defeasance as described in the preliminary prospectus dated March 17, 2015 relating to the Securities.

Purchase Price:	99.350% of the principal amount of the Securities, plus accrued interest, if any, on the Securities from March 24, 2015

The Underwriters’ Securities are to be offered to the public at the Public Offering Price specified below, and to dealers at prices which represent concessions not in excess of the Dealer Concession set forth below, and any Underwriter may allow and such dealers may reallow concessions not in excess of the Reallowance Concession set forth below.

Public Offering Price:	100.000% of the principal amount of the Securities, plus accrued interest, if any, on the Securities from March 24, 2015

Dealer Concession:	0.400% of the principal amount of the Securities

Reallowance Concession:	0.250% of the principal amount of the Securities

Closing:	Davis Polk & Wardwell LLP, 1600 El Camino Real, Menlo Park, California 94025, at 7:00 A.M., Eastern time, on March 24, 2015

The foregoing terms set forth on this Schedule I are hereby confirmed.

MASCO CORPORATION

By:	/s/ John G. Sznewajs
Name:	John G. Sznewajs
Title:	Vice President, Treasurer and Chief Financial Officer

[Signature Page to Schedule I of the Underwriting Agreement]

The foregoing terms set forth on this Schedule I are hereby confirmed.

Acting on behalf of themselves and

the several Underwriters named in Schedule II hereto.

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
Name:	Adam D. Bordner
Title:	Vice President

DEUTSCHE BANK SECURITIES INC.

By:	/s/ John Han
Name:	John Han
Title:	Director

By:	/s/ Lourdes M. Solis
Name:	Lourdes M. Solis
Title:	Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Stephen L. Sheiner
Name:	Stephen L. Sheiner
Title:	Executive Director

RBC CAPITAL MARKETS, LLC

By:	/s/ Paul Nagle
Name:	Paul Nagle
Title:	Managing Director

SUNTRUST ROBINSON HUMPHREY, INC.

By:	/s/ Robert Nordlinger
Name:	Robert Nordlinger
Title:	Director

[Signature Page to Schedule I of the Underwriting Agreement]

SCHEDULE II

Underwriter	Principal Amount
Citigroup Global Markets Inc.	$85,000,000
Deutsche Bank Securities Inc.	85,000,000
J.P. Morgan Securities LLC	85,000,000
RBC Capital Markets, LLC	85,000,000
SunTrust Robinson Humphrey, Inc.	85,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	15,000,000
PNC Capital Markets LLC	15,000,000
Wells Fargo Securities, LLC	15,000,000
Fifth Third Securities, Inc.	10,000,000
Comerica Securities, Inc.	5,000,000
SMBC Nikko Securities America, Inc.	5,000,000
The Williams Capital Group, L.P.	5,000,000
U.S. Bancorp Investments, Inc.	5,000,000

Total	$500,000,000

II-1

SCHEDULE III

Not applicable.

III-1

SCHEDULE IV

Term Sheet

March 17, 2015

MASCO CORPORATION

$500,000,000 4.450% NOTES DUE 2025

ISSUER:	Masco Corporation

TITLE OF SECURITIES:	4.450% Notes due 2025

TRADE DATE:	March 17, 2015

SETTLEMENT DATE (T+5):	March 24, 2015

MATURITY DATE:	April 1, 2025

AGGREGATE PRINCIPAL AMOUNT OFFERED:	$500,000,000

PRICE TO PUBLIC (ISSUE PRICE):	100.000%

BENCHMARK TREASURY:	2.000% due February 15, 2025

BENCHMARK TREASURY PRICE AND YIELD:	99-14 3⁄4; 2.060%

YIELD TO MATURITY:	4.450%

SPREAD TO BENCHMARK TREASURY:	+ 239 basis points

INTEREST RATE:	4.450% per annum

INTEREST PAYMENT DATES:	Semi-annually on each April 1 and October 1, commencing on October 1, 2015

DENOMINATIONS:	$2,000 by $1,000

OPTIONAL REDEMPTION:	The notes will be redeemable at our option at any time, in whole or in part, at the “Redemption Price.” Prior to January 1, 2025 (three months prior to the maturity of the Securities), the Redemption Price is the greater of (i) 100% of the principal amount of such notes, and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon that would be due if such bonds matured on January 1, 2025 but for the redemption (exclusive of interest accrued to the date of redemption)
discounted to the redemption date on a semiannual basis at the Treasury Rate plus
40 basis points. On and after January 1, 2025 (three months prior to the maturity of the notes), the Redemption Price will equal 100% of the principal amount of such notes. In each case described in this paragraph, the Redemption Price will include accrued and unpaid interest thereon to the date of redemption.

CHANGE OF CONTROL:	Upon the occurrence of a Change of Control Triggering Event, we will be required to make an offer to purchase the notes at a price equal to 101% of their principal amount plus accrued and unpaid interest to the date of repurchase.

JOINT BOOK-RUNNING MANAGERS:	Citigroup Global Markets Inc. Deutsche Bank Securities Inc. J.P. Morgan Securities LLC RBC Capital Markets, LLC SunTrust Robinson Humphrey, Inc.

SENIOR CO-MANAGERS:	Merrill Lynch, Pierce, Fenner & Smith Incorporated PNC Capital Markets LLC Wells Fargo Securities, LLC

CO-MANAGERS:	Fifth Third Securities, Inc. Comerica Securities, Inc. SMBC Nikko Securities America, Inc. The Williams Capital Group, L.P. U.S. Bancorp Investments, Inc.

CUSIP/ISIN:	574599 BJ4 / US574599BJ41

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. at (800) 831-9146, Deutsche Bank Securities Inc. at (800) 503-4611, J.P. Morgan Securities at (212) 834-4533, RBC Capital Markets, LLC at (866) 375-6829 or SunTrust Robinson Humphrey, Inc. at (800) 685-4786.

It is expected that delivery of the notes will be made against payment therefor on or about March 24, 2015, which is the fifth business day following the date hereof (such settlement cycle being referred to as “T+5”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.